Charter Equipment Lease 1999-1
   Monthly Servicer Report
   Closing Date             31-Aug-99
   Payment Date             27-Sep-99
   Prior Payment Date       25-Aug-99

A  AGGREGATE DISCOUNTED LEASE BALANCE (Discount Rate = 7.505%)
           Initial Aggregate Discounted Lease Balance                                                169,385,933.63

           Discounted Contract Balance, beginning                                                    169,385,933.63
           Discounted Contract Balance, ending                                                       165,149,715.66

B  PAST DUE LEASE PAYMENTS
   Past due balance, beginning                                                                           589,679.92
           Past due payments received (reimbursed per this report)                                       589,679.92
           Past dues on Non-Performing, Warranty and Adjusted Leases                                           0.00
           Past dues on Early Terminations                                                                     0.00
           New Net Advances (last month's current Contracts that became past due)                        582,321.55
           Past dues on Replacement Leases                                                                     0.00
                                                                                                     ===============
   Past due balance, ending                                                                              582,321.55
                                                                                                     ===============

C  ADVANCE LEASE PAYMENTS
`           Applied to Current from Prepaid                                                               364,740.83
           Advance payments on Disqualified Leases                                                             0.00
           Received on Replacement Leases                                                                      0.00
           Received this month                                                                                 0.00
                                                                                                     ---------------
   Total Advance Lease Payments Received                                                                 364,740.83
                                                                                                     ===============

D  SUBSTITUTIONS
   Defaulted Leases and Adjusted Contracts Substitued to date, beginning                                       0.00
           Defaulted Leases and Adjusted Contracts provided with Substitute Leases                             0.00
                                                                                                     ---------------
   Defaulted Leases and Adjusted Contracts Substitued to date, ending                                          0.00
                                                                                                     ===============
   Percentage of Aggregate Discounted Lease Balance at Cut-Off Date                                            0.00%

   Non Defaulted Leases or Adjusted Contracts Substitued to date, beginning                                    0.00
           Non Defaulted Leases or Adjusted Contracts provided with Substitute Leases                          0.00
                                                                                                     ---------------
   Non-Defaulted Leases or Adjusted Contracts Substitued to date, ending                                       0.00
                                                                                                     ===============

                                                                                                     ---------------
   Total Substitutions, ending                                                                                 0.00
                                                                                                     ===============
   Percentage of Aggregate Discounted Lease Balance at Cut-Off Date (not to exceed 10%)                        0.00%

E  RESERVE ACCOUNT
   Reserve Account balance, beginning                                                                  1,749,351.04
           Required Reserve Fund Amount (min $1,749,351.04 or Aggregate Note Balance)                  1,749,351.04
           Shortfall                                                                                           0.00
           Deposit from (Release to) Certificateholder                                                         0.00
                                                                                                     ---------------
   Reserve Account balance, ending                                                                     1,749,351.04
                                                                                                     ===============

F  AVAILABLE FUNDS (COLLECTION ACCOUNT)
           Regular monthly Lease Payments                                                              4,400,857.58
           Reinvestment Income from Collection Account and Reserve Account                                     0.00
           Past due payments received                                                                    589,679.92
           Past due payments due on Early Termination (From Seller)                                            0.00
           Proceeds from Prepayments not replaced                                                              0.00
           Recoveries on Non-Performing Leases not Substituted                                                 0.00
           Servicer Advances                                                                             582,321.55
           Casualty and Termination Payments                                                                   0.00
           Expired Contract Proceeds                                                                           0.00
           Defaulted Contract Recoveries                                                                       0.00
           Advance Lease Payments                                                                        364,740.83
                                                                                                     ---------------
   Total Available Funds                                                                               5,937,599.88
                                                                                                     ===============


G  PAYMENTS TO THE SERVICER AND TRUSTEE
           Past due payments received                                                                    589,679.92
           Past due payments advanced on Disqualified Leases                                                   0.00
           Advance payments on Disqualified Leases                                                             0.00
           Servicer Fee                                                                                   70,577.47
                                                                                                     ---------------
   Total Payments to Servicer                                                                            660,257.39
                                                                                                     ===============
           Back-up Servicer Fee (3.0 bp)                                                                   4,234.65
           Indenture Trustee Fee (2 bp)                                                                    2,823.10
   Total Payments to Trustee                                                                               7,057.75
                                                                                                     ===============




Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                            31-Aug-99
Payment Date                            27-Sep-99
Prior Payment Date                      25-Aug-99

PAYMENTS TO NOTEHOLDERS

                                      Beginning                               (Regular) (Additional)            End     Percentage
                     Initial          of Period   Interest     Interest      Principal    Principal       of Period   of all Notes
Class                Balance            Balance       Rate         Paid           Paid         Paid         Balance    Outstanding
-----------------------------------------------------------------------------------------------------------------------------------

A-1            50,293,842.00      44,744,671.90     5.777%   236,949.14   4,236,217.97         0.00   40,508,453.93         25.20%
A-2            40,759,879.00      40,759,879.00     6.590%   223,839.67           0.00         0.00   40,759,879.00         25.35%
A-3            18,280,718.00      18,280,718.00     6.890%   104,961.79           0.00         0.00   18,280,718.00         11.37%
A-4            48,544,491.00      48,544,491.00     7.070%   286,007.96           0.00         0.00   48,544,491.00         30.19%
-----------------------------------------------------------------------------------------------------------------------------------
Class A       157,878,930.00     152,329,759.90              851,758.56   4,236,217.97         0.00  148,093,541.93         92.11%
-----------------------------------------------------------------------------------------------------------------------------------
B               7,434,742.00       7,434,742.00     7.300%    45,228.01           0.00         0.00    7,434,742.00          4.62%
C               3,936,040.00       3,936,040.00     8.070%    26,469.87           0.00         0.00    3,936,040.00          2.45%
D               1,312,013.00       1,312,013.00    10.480%    11,458.25           0.00         0.00    1,312,013.00          0.82%
-----------------------------------------------------------------------------------------------------------------------------------
Total Notes   170,561,725.00     165,012,554.90              934,914.69   4,236,217.97         0.00  160,776,336.93        100.00%
-----------------------------------------------------------------------------------------------------------------------------------
                  0.03076923

                                              Target
                       (defined)             Investor
                          Class             Principal                Class
Class                Percentage                Amount               Floors
--------------------------------------------------------------------------------
A                      90.3377%        149,192,498.42
B                       6.2429%         10,310,050.91                    -
C                       3.3050%          5,458,262.41                    -
D                       1.1017%          1,819,420.34                    -

(Retained) Certificate Balance          4,373,378.73


Monthly Principal Amount                                           4,236,217.97
Overcollateralization Balance (prior)                              4,373,378.73
Overcollateralization Balance (current)                            4,373,378.73
Cumulative Loss Amount                                                     0.00
Additional Principal                                                       0.00


DISTRIBUTION OF FUNDS

Pursuant to Section 7.05(a) of the Sale and Servicing Agmt

Available Funds                                                    5,937,599.88
Reserve Account Draw                                                       0.00
Servicing Fee Paid & Reimb. of Advances                              660,257.39
Back-up Servicer Fee Paid                                              4,234.65
Trustee Fee Paid                                                       2,823.10
Note Interest Paid                                                   934,914.69
Note Principal Paid                                                4,236,217.97
Reserve Account Deposit                                                    0.00
Remainder to Certificateholder                                        99,152.08

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                                  31-Aug-99
Payment Date                                  27-Sep-99
Prior Payment Date                            25-Aug-99

Delinquent Contracts


-----------------------------------------------------------------------------------------------------------------
Days Delinquent            Number of Leases       Agg Contract Balance        Percentage      Agg Monthly Payment
-----------------------------------------------------------------------------------------------------------------
Current                                 591             142,780,092.25            86.45%             4,400,857.58
1-30                                     83              21,861,877.74            13.24%               575,659.29
31-60                                     6                 213,497.39             0.13%                 6,662.26
61-90                                     8                 224,099.55             0.14%                     0.00
91-120                                    4                  70,148.72             0.04%                     0.00
over 120                                  0                       0.00             0.00%                     0.00


Total                                   692             165,149,715.66           100.00%             4,983,179.13



** Minor differences attributable to rounding.

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Aug-99
Payment Date            27-Sep-99
Prior Payment Date      25-Aug-99

Prepayed Contracts

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Lease Number             Lessee                               ADCB
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